29th Addendum to the BioCentiv – 4-Antibody Lease Agreement from 08/09/2013

BioCentiv [logo]

29th Addendum
to Lease Agreement No. 01/2003
from 12/01/2002

BioCentiv GmbH        (Lessor)
and             4-Antibody AG        (Lessee)

amend the above-mentioned Lease Agreement per 09/01/2013 as follows:

Section 4 Rent, other payments

(1) b    The prepaid incidental expenses from September to December 2013 are set to €7,959.93.

The prepaid incidental expenses starting January 2014 are set to €6,279.98.

Starting 09/01/2013–12/31/2013, the total monthly rent is as follows:

Subtotal rent, net	€8,891.11
Center’s flat charge, net	€859.20
Prepaid incidental expenses	€7,959.93
Total rent, net	€17,710.24
19% VAT	€3,364.95
Total rent, gross	€21,075.19

Starting 01/01/2014, the total monthly rent is as follows:

Subtotal rent, net	€8,891.11
Center’s flat charge, net	€859.20
Prepaid incidental expenses	€6,279.98
Total rent, net	€16,030.29
19% VAT	€3,045.76
Total rent, gross	€19,076.05

29th Addendum to the BioCentiv – 4-Antibody Lease Agreement from 08/09/2013

BioCentiv [logo]

All other provisions of the Lease Agreement remain in effect.

Jena, 08/09/2013

BioCentiv GmbH	4-Antibody AG Germany Branch
[signature] Dr. Klaus Ullrich Director	[signature] Dr. Robert Burns Director	[signature] Dr. Luis Martin-Parras Authorized Agent